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EXHIBIT 21


                             UtiliCorp United, Inc.
                                  Subsidiaries
                         1998 Annual Report on Form 10-K


             SUBSIDIARY                         JURISDICTION OF INCORPORATION
             ----------                         -----------------------------

             West Kootenay Power, Ltd.          Province of British Columbia
             UtilCo Group, Inc.                 Delaware
             Aquila Energy Corporation          Delaware
             UtiliCorp Asia Pacific             Delaware